Exhibit 99.1

FOR IMMEDIATE RELEASE

Solidion Technology, Inc. Appoints Three New Independent Directors to Its Board of Directors And Updates Its Board Committees

DALLAS, TX, August 31, 2026 – Solidion Technology Inc. (“Solidion” or the “Company”) (Nasdaq: STI), an advanced battery technology solutions provider, today announced the appointment of Kimi L. Ellen, Mark N. Schwartz, and Dante W. Robinson as independent directors to its Board of Directors, effective August 31. Each of the new directors has been determined by the Board to be independent under the applicable listing standards of The Nasdaq Stock Market and applicable rules of the U.S. Securities and Exchange Commission.

The appointments strengthen the financial, audit, and governance expertise of Solidion’s Board and its committees as the Company advances its battery materials and next-generation battery commercialization strategy. “Our entire organization is proud to welcome three new directors that bring a wealth of financial and governance experience to Solidion,” said Jaymes Winters, Chief Executive Officer.

Kimi L. Ellen, CPA

Ms. Ellen is Managing Partner and Chief Executive Officer of Benford Brown & Associates, LLC, a full-service certified public accounting firm, and brings extensive expertise in audit, internal controls, financial reporting, risk assessment, and governance across public and private sector organizations. She is a Certified Public Accountant and an NACD Certified Director, and currently serves on the American Institute of CPAs Council and the Governmental Accounting Standards Advisory Council, among other board and committee roles. Ms. Ellen was named to Forbes’ Top 200 CPAs in the U.S. in 2024 and 2025 and to “50 Women to Watch for Boards” in 2025. She holds a Bachelor of Science in Accountancy from the University of Illinois. Ms. Ellen will serve on the Board’s Compensation Committee and the Audit Committee and has been determined to qualify as an “audit committee financial expert” as defined under SEC rules.

Mark N. Schwartz

Mr. Schwartz is a public and private company chief executive officer, chief financial officer, and director with extensive experience in corporate finance, initial public offerings, SEC reporting, mergers and acquisitions, and financial strategy across multiple industries. He currently serves as a director and Audit Committee Chair of Onfolio Holdings, Inc. (Nasdaq: ONFO) and as a director of Avicanna and the StartEngine Growth Tech Fund. Mr. Schwartz previously served on the board of directors of Starbucks Corporation. He holds a Master of Business Administration from Harvard Business School and a Bachelor of Arts from Claremont McKenna College. Mr. Schwartz will serve as Chair of the Compensation Committee and will also serve on the Board’s Audit Committee and has been determined to qualify as an “audit committee financial expert.”

Dante W. Robinson, CPA

Mr. Robinson is a financial and audit leader with more than three decades of experience in the finance industry and audit function, and currently serves as Chief of Internal Affairs at State Compensation Insurance Fund, one of California’s largest workers’ compensation insurers. He is a Certified Public Accountant, a qualified financial expert with experience serving as an Audit Committee Chair, and an NACD Board Leadership Fellow. Mr. Robinson holds a Bachelor of Science in Business Administration degree with an emphasis in accounting and finance from the University of California, Berkeley. Mr. Robinson will serve on the Board’s Nominating and Governance Committee and the Audit Committee and has been determined to qualify as an “audit committee financial expert.”

Board and Chair Composition

Following the appointments, Solidion’s Board consists of seven directors, a majority number of whom are independent under Nasdaq listing standards.

Effective August 31, the Chairmanship of the Board Committees shall additionally be updated such that:

●	Compensation Committee: Chaired by Mark Schwartz, whose qualifications are noted above.

●	Audit Committee: Chaired by Independent Board Member Karin-Joyce Tjon. Ms. Tjon has served as a director of the Company since the closing of its IPO. Ms. Tjon has served as a Director at Volcon, Inc. (NASDAQ: VLCN) and Kaleyra, Inc. (NYSE: KLR). Prior to Ms. Tjon’s retirement in 2020, from July 2018 until May 2020 she served as Chief Financial Officer for Alorica, Inc. a multi-billion dollar customer service provider with over 100,000 employees worldwide. Ms. Tjon has more than 6 years of executive management level experience as a Chief Executive Officer for publicly listed companies and large privately held companies. Ms. Tjon was President and Chief Operating Officer for Scientific Games, Inc., responsible for their Gaming and Lottery divisions, and also served as Executive Vice President and Chief Financial Officer for Epiq Systems (NASDAQ: “EPIQ”) where she was responsible for legal, governance and risk compliance as well as all areas of international corporate finance, including financial planning and analysis, accounting, SEC filings, tax planning, investor relations, and SAP support, and Ms. Tjon served at Alvarez & Marsal LLC, a leading global professional services firm, where Ms. Tjon served in several C-level posts guiding global clients through operational restructurings, business planning and execution, complex negotiations, financial audit and regulatory compliance issues, and technology issues. Ms. Tjon holds a Master of Business Administration from Columbia University’s Graduate School of Business and a Bachelor’s degree in specialized studies in Organizational Behavior from Ohio University.

●	Nominating & Governance Committee: Chaired by Independent Board Member John Davis. Since 2022, Mr. Davis has served as President of BTECH, Inc., a battery monitoring technology company. Prior to that role, from 2021 to 2022, Mr. Davis served as Chief Operating Officer of Primet Precision Materials, a nanoscission technology company producing lithium battery cathode. Prior to that role, from 2019 to 2020, Mr. Davis served as Chief Operating Officer of Global Graphene Group. Prior to that role, from 2015 to 2018, Mr. Davis served as Senior Vice President of Operations for BrightVolt, a solid state lithium battery technology company. Mr. Davis received a B.S. in Chemical Engineering and M.B.A. from the Illinois Institute of Technology.

About Solidion Technology, Inc.

Headquartered in Dallas, Texas with pilot production facilities in Dayton, Ohio, Solidion’s (NASDAQ: STI) core business includes manufacturing of battery materials and components, as well as development and production of next-generation batteries for energy storage systems, including UPS systems serving the artificial intelligence (AI) data center market and electric vehicles for ground, aerospace, and sea transportation. Solidion holds a portfolio of over 385 patents, covering innovations such as high-capacity, silane gas free and graphene-enabled silicon anodes, biomass-based graphite, advanced lithium-sulfur and lithium-metal technologies.

For more information, please visit www.solidiontech.com or contact Investor Relations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Solidion Technology Inc., (NASDAQ: STI) (the “Company, “ “Solidion, “ “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Solidion Technology Inc. Contacts

Investor Contact: ir@solidiontech.com

Media Contact: press@solidiontech.com